Exhibit 99.1

ATA Beheer B.V.

at Nunspeet

Report on the annual accounts 2012

ATA Beheer B.V. at Nunspeet	1

ATA Beheer B.V. at Nunspeet	2

Management board report

The directors’ report is deposited for inspection and kept at the office of ATA Beheer B.V. (article 2:394.4 Dutch Civil Code, Book 2, Part 9).

Nunspeet, 26 April 2013

Martin W.Pranger

President ATA Beheer BV

ATA Beheer B.V. at Nunspeet	3

Consolidated balance sheet as at 31 December 2012

(after result appropriation)

		31-12-2012		31-12-2011
		€	€	€	€
ASSETS

Fixed assets
Intangible fixed assets	1
Goodwill			—		9.262

Tangible fixed assets	2
Buildings and land		160.581		185.812
Plant and equipment		204.894		84.392
Other fixed assets		406.719		433.813

			772.194		704.017

Financial fixed assets
Other amounts receivable	3		1.336.931		70.549

Current assets
Stock-raw materials
Raw materials and consumables			1.363.205		1.102.125

Work in progress			3.489.963		1.131.568

Receivables
Trade debtors		3.054.675		3.351.525
Taxes and social security premiums		1.406		187.936
Other receivables		147.044		8.892
Accrued income and prepaid expenses		179.250		50.575

			3.382.375		3.598.928

Cash and banks			166.529		222.948

Total assets			10.511.197		6.839.397

ATA Beheer B.V. at Nunspeet	4

		31-12-2012		31-12-2011
		€	€	€	€
LIABILITIES
Group equity			5.712.763		4.212.937

Provisions
Warranty provision	4	528.715		347.149
Jubilee provision	5	20.816		17.883

			549.531		365.032

Short-term liabilities
Amounts owed to credit institutions		727.100		—
Trade creditors		2.328.840		1.589.601
Taxes and social security premiums		880.255		391.880
Other liabilities and accrued expenses		312.708		279.947

			4.248.903		2.261.428

Total liabilities			10.511.197		6.839.397

ATA Beheer B.V. at Nunspeet	5

Consolidated profit and loss account for the year 2012

		2012		2011
		€	€	€	€
Gross margin	7		9.877.675		7.461.558
Wages and salaries	8	3.250.587		2.722.546
Social security charges		281.718		258.701
Pension contributions		190.103		162.816
Depreciation of intangible and tangible assets		246.993		426.666
Other operating expenses		2.596.256		1.794.379

Total operating expenses			6.565.657		5.365.108

Operating result			3.312.018		2.096.450
Other interest and similar income		388		80
Interest and similar expenses		-394.389		-50.871

Financial income and expense			-394.001		-50.791

Consolidated result from operational activities before taxation			2.918.017		2.045.659
Taxes on income			-916.827		-581.223

Net consolidated result after taxation			2.001.190		1.464.436

ATA Beheer B.V. at Nunspeet	6

Consolidated cash flow statement for the year 2012

	2012		2011
	€	€	€	€
Cash flow from operating activities
Operating result		3.312.018		2.096.450

Adjustments for
Depreciation of intangible and tangible assets	250.432		435.166
Result on disposal	-3.439		—
Movement provisions	184.499		47.637
Exchange rate differences	-1.517		-4.752
Movement provision for doubtful debtors	17.553		—
Movement provision obsolete raw materials and consumables	47.361		15.660

		494.889		493.711
Changes in working capital
Movements inventories	-308.441		377.028
Movements work in progress	-2.358.395		-297.158
Trade debtors	279.297		-998.836
Other receivables	48.378		-186.194
Accrued income and prepaid expenses	-128.675		8.971
Accounts payable (excluding banks)	867.116		99.920
Movement Brazilian tax receivables	-1.266.382		—

		-2.867.102		-996.269

Cash flow from operating activities		939.805		1.593.892
Interest received	388		80
Interest paid	-392.224		-49.642
Taxes on income	-525.733		-404.904

		-917.569		-454.466

Cash flow from operating activities		22.236		1.139.426
Cash flow from investment activities
Investments in tangible assets	-310.755		-215.397
Investments in financial fixed assets	—		-6.375
Disposal of tangible fixed assets	5.000		—

Cash flow from investment activities		-305.755		-221.772
Cash flow from financing activities
Dividend paid		-500.000		-500.000

Movements cash		-783.519		417.654

ATA Beheer B.V. at Nunspeet	7

	2012	2011
	€	€
Turnover movement cash and cash equivalents

Balance as at beginning of financial year	222.948	-194.706
Movements during financials year	-783.519	417.654

Balance at financial year end	-560.571	222.948

ATA Beheer B.V. at Nunspeet	8

Notes to the financial statements of the consolidated annual report

General

The financial statements have been prepared in accordance with the Dutch Civil Code, Book 2 Part 9.

Activities

The activities of ATA Beheer B.V., established in Nunspeet, and its group companies primarily consist of manufacturing and marketing of acoustic material, panels, test rooms, etcetera, with the exclusion of sound and heat.

Consolidation principles

The consolidated financial statements of ATA Beheer B.V. include the financial information of its group entities and the other corporate bodies which are under the control or leadership of ATA Beheer B.V.

In the consolidated financial statements the financial information is included from:

Name	Registered office	Shareholding
Aarding Thermal Acoustics B.V.	Nunspeet	100%
Aarding Thermal Acoustics USA Inc.	Delaware	100%
Aarding Do Brasil Fornecimento de Productos Termo Acústicos LTDA	Sao Paulo	100%

Financial information relating to the group companies and other legal entities and companies included in the consolidation, are fully included in the consolidated financial statements, eliminating the intercompany relationships and transactions. Investments in third parties and results of group companies are separately disclosed in the consolidated financial statements.

Translation of foreign currency

Receivables, liabilities and obligations denominated in foreign currencies are translated at the exchange rate prevailing at balance sheet date. Transactions in foreign currency during the financial year are recognized in the financial statements at the exchange rate prevailing at the transaction date. The exchange differences resulting from the translation at the balance sheet date, taking into account possible hedge transactions, are recorded in the profit and loss account.

Foreign group companies and non-consolidated investments outside the Netherlands qualify as business operations in a foreign country. Balance sheet items are translated at the exchange rate at the balance sheet date and the profit and loss account items at the exchange rate at transaction date. The resulting exchange differences relating the net equity of the subsidiaries are directly deducted from or added to group equity.

Comparative figures

The comparative figures are where necessary reclassified in order to easily compare with the financial statements of this year.

ATA Beheer B.V. at Nunspeet	9

Estimates

When preparing the financial statements, the directors, according to the general principles, make several estimates and assumptions that help determine the amounts in the financial statements. The actual results may deviate from the estimates made.

Accounting policies in respect of the valuation of assets and liabilities

General

The principal accounting policies adopted in the preparation of the financial statements are set out below. The policies have been consistently applied to all the years presented, unless otherwise stated.

All amounts are presented in Euro’s.

Intangible fixed assets

Goodwill is the positive difference between the acquisition price of the participating interests and the net asset value at the time of their acquisition, less amortization. Capitalized goodwill is amortized, on a straight line basis, over a period of five years.

Tangible fixed assets

Tangible fixed assets are valued at cost less accumulated depreciation and, if applicable, less impairments in value. Depreciation is based on the estimated useful life and calculated as a fixed percentage of cost, taking into account any residual value. Tangible fixed assets are depreciated when they are put into use. Land is not depreciated.

Financial fixed assets

Where significant influence is exercised, investments in non-consolidated entities group companies are valued using the net asset value method where the value is greater than zero. This net asset value is calculated using the same accounting policies as used by ATA Beheer B.V. A non-distributable reserve is maintained for recognized provisions of associates or subsidiaries when the company is not free to dispose the associate or subsidiary to distribute those provisions.

Investments in subsidiaries with negative equity are valued at nil. If the company fully or partly guarantees the liabilities of these subsidiaries a provision is set up. A provision is created for either the share in the losses incurred by the investment, or the amount of payments the company is obliged to make on behalf of these investments.

Investments where no significant influence is exercised, are valued at costs net of impairments, if applicable.

Current tax receivables are classified as financial fixed assets if is expected that it will take more than one year to collect the receivables and/or to net the receivables against future tax liabilities.

Inventories

Inventories of raw materials, are stated at the lower of cost and net realizable value. Net realizable value of inventories is determined based on individual assessment.

ATA Beheer B.V. at Nunspeet	10

Work in progress

ATA Beheer B.V. engages in projects based on contracts with customers. If the outcome of a contract can be estimated reliably, project revenue and cost are accounted for in the income statement based on the progress of work performed. The stage of completion is measured by reference to the project cost incurred as a percentage of the expected total project cost. Revenues on project not yet completed on the balance sheet date are presented in the income statement as change in work in progress. If the outcome of a contract cannot be estimated reliably, revenue is recognized only to the extent of the project costs incurred that are likely to be recoverable. Project costs consist of all cost which are directly related to the project and the allocated indirect cost based on the normal production capacity. If it is probable that the total contract cost is higher than the total contract revenue, the total expected loss is recognized as a change in work in progress.

Projects are presented in the balance sheet as receivables from or payables to customers on a collective basis. If the collective cumulative recognized revenues exceed the invoiced installments and incurred losses, the net amount will be presented as a receivable. If the invoiced installments and incurred losses exceed the collective cumulative recognized revenues, the net amount will be presented as a liability.

Accounts receivable

Receivables are recorded at fair value and then valued at amortized cost, net of allowances for doubtful accounts, determined individually. On initial recognition the fair value and the amortized cost equal the face value.

Cash at bank

Unless otherwise noted, the liquid assets are, available for disposal by the company or group.

ATA Beheer B.V. at Nunspeet	11

Provisions

Provisions are formed in respect of concrete or specific risks and liabilities existing on the balance sheet date, which extent is uncertain, but can reasonably be estimated.

Provision for warranty obligations

The provision for warranties is recorded based on the estimated expected costs to arise from the current warranties given on account of goods sold and services delivered. Warranty claims are deducted from this provision.

Pensions employees

The group provides pension benefit plans for its employees. The pension allowances are based on the career average salary. The funding of this pension plan is assigned to industry pension fund PMT. The annual contributions are recognized as costs. For contributions, that are not yet paid as at balance sheet date, a liability is recognized.

The risks of wage increases, price indexation and changes in the return of the plan assets may cause future changes in the annual contribution. These risks have not been accounted for when determining the liability towards industry pension fund PMT at the balance sheet date.

In case of a deficit in the industry pension plan, the entity has no obligation to address the deficit with any extra immediate payments other than higher future allowances.

Jubilee provision

Other long term employee benefits are those which are part of the remuneration package, such as rewards because of anniversaries, temporary leave and the like, and have a long term in nature. The net liability for this employee benefit is the amount of future benefit that employees will gain in exchange for their services in current and prior periods. The obligation is calculated in a similar way as the defined benefit plans. Actuarial gains and losses on other long term employee benefits are recognized in the profit and loss account.

Provision for participations

This provision is formed for the amount of expected payments on behalf of the company investments.

Short term liabilities

Short term liabilities are liabilities due within one year or less.

ATA Beheer B.V. at Nunspeet	12

Financial instruments

Financial instruments are primary financial instruments, such as receivables and payables and derivatives. For the principles of primary financial instruments, reference is made to the treatment per balance sheet item.

Financial derivative instruments are initially recognized at cost. The gain or losses arising from the revaluation of financial instruments to fair value as of balance sheet date are taken directly to the profit and loss account.

The company applies hedge accounting.

Cost price hedge accounting general

The effective part of financial derivatives that have been allocated for cost price hedge accounting is valued at cost and the ineffective part is valued at fair value. The changes in fair value relating to the ineffective part are directly recognized in the profit and loss account

The foreign currency component of currency forward contracts that act as a hedge instrument for hedging future transactions is valued at cost as long as the hedged position has not yet been recognized in the balance sheet.

Accounting policies in respect of result determination

General

The result for the year is the difference between net turnover and all related costs. The costs are determined according to the stated accounting policies.

Profits are realized in the year when the corresponding turnover is realized. Losses are recognized for the year in which it will be reasonable to estimate their existence.

The other gains and losses are allocated based on the relating financial year.

Net turnover

Net turnover represents amounts invoiced for goods and services supplied during the financial year, net of discounts and value added taxes.

Turnover from the sale of goods is recognized when the risks and rewards of owning the goods has passed to the customer. The cost of these goods is allocated to the same period.

Revenues from services are recognized in proportion to the services rendered. The cost price of these services is allocated to the same period.

Depreciation

Depreciation expense on tangible fixed assets is calculated as a fixed percentage of the cost net of residual value, based on the expected economic useful life of the asset.

Financial gains and losses

Financial gains and losses are the received (receivable) and paid (payable) interest from/to third parties and group companies.

ATA Beheer B.V. at Nunspeet	13

Taxation

Corporation tax is calculated at the applicable rate on the result for the financial year, taking into account permanent differences between profits calculated according to the financial statements and profits calculated for taxation purposes, and with which deferred tax assets (if applicable) are only valued insofar as their realization is likely.

Principles of the cash flow summary

The cash flow statement is prepared according to the indirect method. The presentation of the cash flow is derived from the operating result. Dividends paid are included as cash flows from financing activities.

Cash flows in foreign currencies are translated at an estimated average rate.

Interest payments on long term loans are included as cash flows from operational activities. Payments to redeem a long term loan are accounted for as financing cash flows. Cash flows in foreign currencies are translated at an estimated average rate. Exchange rate differences, interest income and expenses and the tax on income are accounted for as cash flows from operational activities.

Changes in the short term debt to credit institutions are included in the changes in cash.

ATA Beheer B.V. at Nunspeet	14

Notes to the consolidated balance sheet as at 31 December 2012

Assets

Fixed assets

1 Intangible fixed assets

The changes in intangible fixed assets are presented as follows:

Goodwill
€
Balance as at 1 January 2012
Cost	1.056.911
Accumulated deprecation	-1.047.649

Book value as at 1 January 2012	9.262

Movements
Depreciation	-9.262

Balance movements	-9.262

Balance as at 31 December 2012
Book value as at 31 December 2012	—

Depreciation percentages	20%

The goodwill arose on acquisition of Aarding Thermal Acoustics B.V. in 2007.

ATA Beheer B.V. at Nunspeet	15

2 Tangible fixed assets

Changes in tangible fixed assets are presented as follows:

	Buildings and land	Plant and equipment	Other fixed assets	Total
	€	€	€	€
Balance as at 1 January 2012
Cost	357.058	226.335	1.057.013	1.640.406
Accumulated depreciation	-171.246	-141.943	-623.200	-936.389

Book value as at 1 January 2012	185.812	84.392	433.813	704.017

Movements
Investments	12.686	154.440	143.629	310.755
Depreciation	-37.917	-32.530	-170.723	-241.170
Disposals	—	-2.370	—	-2.370
Reversal of depreciation	—	809	—	809
Currency translation differences	—	153	—	153

Balance movements	-25.231	120.502	-27.094	68.177

Balance as at 31 December 2012
Cost	369.744	378.405	1.200.642	1.948.791
Accumulated depreciation	-209.163	-173.664	-793.923	-1.176.750
Accumulated currency translation differences	—	153	—	153

Book value as at 31 December 2012	160.581	204.894	406.719	772.194

Depreciation percentages	10-20%	20%	20%

ATA Beheer B.V. at Nunspeet	16

Financial fixed assets

	31-12-2012	31-12-2011
	€	€
3 Other amounts receivable

Deposits	70.549	70.549
Brazilian tax receivable	1.266.382	—

	1.336.931	70.549

The Brazilian tax receivable will be set off against tax debts relating future projects to be realized in Brazil.

Liabilities

Group equity

Details of shareholders’ equity can be found in the notes to the company balance sheet as at 31 December 2012.

Provisions

	31-12-2012	31-12-2011
	€	€
Other provisions
Warranty provision	528.715	347.149
Jubilee provision	20.816	17.883

	549.531	365.032

ATA Beheer B.V. at Nunspeet	17

	2012	2011
	€	€
4 Warranty provision

Balance as at 1 January	347.149	300.270
Change in warranty provision	181.566	46.879

Balance as at 31 December	528.715	347.149

This provision is set up for any warranty costs due to complaints about delivered goods or services. The provision is based on 1% of the direct sales realized during the current and previous financial year.

In addition to this general warranty provision there is an amount added to the provision for a specific project.

The warranty provision is generally long term in nature.

5 Jubilee provision

Balance as at 1 January	17.883	17.125
Change in jubilee provision	2.933	758

Balance as at 31 December	20.816	17.883

The jubilee provision is generally long term in nature.

ATA Beheer B.V. at Nunspeet	18

6 Off-balance-sheet rights, obligations and arrangements

Tenancy agreements

The annual amount for third party real estate rent obligations is € 298.992. The time until maturity of the tenancy agreement is 4 years and ends at 31 December 2016.

The annual amount for third party office equipment rent obligations are approximately € 15.000. The time until maturity of the tenancy agreement is 15 months and ends at 1 April 2014.

Credit institutions

The group has access to a current account overdraft facility to a maximum of € 3.500.000 and a bank guarantee facility of € 3.500.000. The following securities have been given on these facilities.

•	Pledges on equipment, inventory and receivables.

•	Cross guarantee agreements within ATA Beheer B.V. en Aarding Thermal Acoustics B.V.

•	A non-withdrawal statement incorporating a consolidated solvency margin of 30% at levels of the ATA Beheer B.V.

•	Pledge of the shares of Aarding Thermal Acoustics B.V. by notarial deed.

Guarantees and securities

As of 31 December 2012 the legal entities that are part of the group, provided guarantees and similar securities amounting to € 105.599, $ 1.353.287 and BRL 2.346.526.

ATA Beheer B.V. at Nunspeet	19

Notes to the consolidated profit and loss account for the year 2012

7 Gross margin

Net Turnover

The Net Turnover of ATA Beheer B.V. and subsidiaries over 2012 compared to the previous year increased by 12,21%.

	2012	2011
	€	€
8 Wages and salaries

Gross wages and salaries	2.901.687	2.364.120
Managementfee W.M. Pranger Beheer B.V.	200.000	200.000
Managementfee N.F.J.A. Pieterse B.V.	200.000	224.626

	3.301.687	2.788.746
Grants and tax reductions	-51.100	-66.200

	3.250.587	2.722.546

Remuneration of directors

During the year the company of the group compensated its directors in the amount of € 400.000 (2011: € 424.626).

Average number of employees

During the year, the average number of employees was 39 people (2011: 37).

The average number of fulltime equivalent employees, shown by functions, is:

	2012	2011
Office personnel	35	32
Production personnel	4	5

	39	37

ATA Beheer B.V. at Nunspeet	20

9 Dutch GAAP to US GAAP Reconciliation

The 2012 and 2011 consolidated accounts and the 2012 and 2011 non-consolidated accounts of ATA Beheer B.V. have been prepared in accordance with Dutch generally accepted accounting principles (“Dutch GAAP”), which differ in certain respects from accounting principles generally accepted in the United States of America (“US GAAP”). The effects of these differences on the Group’s Net Consolidated Result after taxation and Group Equity for the years ended December 31, 2012 and 2011 are explained below:

EFFECT OF APPLYING US GAAP

		2012		2011
in EUR	Notes	Profit and Loss Account	Shareholders’ equity	Profit and Loss Account	Shareholders’ equity
Net Consolidated Result after taxation and Group Equity under Dutch GAAP:		2.001.190	5.712.763	1.464.436	4.212.937

US GAAP Reporting Adjustments:
Adjustment shareholders’ equity per opening balance sheet date of January 1, 2011	(a)	—	-15.000	—	-15.000
Depreciation leasehold improvements	(a)	-9.000	-18.000	-9.000	-9.000
Goodwill amortization	(b)	9.262	220.644	211.382	211.382

Net Consolidated Result after taxation and Group Equity under US GAAP:		2.001.452	5.900.407	1.666.818	4.400.319

Explanation of Notes:

(a) Dutch GAAP requires amortization of goodwill. The Company amortizes goodwill, on a straight line basis, over a period of five years. US GAAP prohibits such amortization of goodwill, instead prescribing impairment tests to assess the recoverability of the carrying value of the capitalized goodwill. This increases the carrying value under US GAAP of goodwill with € 211,382 and € 220,644 per December 31, 2011 and December 31, 2012 respectively. The impact on the US GAAP Net Consolidated Result after taxation is € 211,382 for 2011 and € 9,262 for 2012.

(b) US GAAP prescribes that the useful life of leasehold improvements should take into account the ending date of the lease as the date that the useful life of the leasehold improvements ends. Dutch GAAP does not require this. This GAAP difference decreases Group equity under US GAAP and the carrying value under US GAAP of the leasehold improvements included in Property, Plant and Equipment with € -15,000 per January 1, 2011, € -24,000 per December 31, 2011 and € -33,000 per December 31, 2012. The impact on the US GAAP Net Consolidated Result after taxation is € -9,000 for 2011 and € -9,000 for 2012.

ATA Beheer B.V. at Nunspeet	21

CASH FLOW STATEMENT

		01.01.2012 - 12.31.2012		01.01.2011 - 12.31.2011
in EUR	Notes	Dutch GAAP as reported	US GAAP adjustments	Dutch GAAP as reported	US GAAP adjustments
Cash flow from operating activities
Operating result		3.312.018		2.096.450
US GAAP adjustments to Net Consolidated Result after taxation	(a), (b)		262		202.382
Adjustments for	(a)
Depreciation of PP&E and amortization of intangibles	(b)	250.432	-262	435.166	-202.382
Cash flow from operating activities		22.236	—	1.139.426	—
Cash flow from financing activities
Change in bank overdrafts	(c)		727.100		-221.835
Cash flow from financing activities		-500.000	227.100	-500.000	-721.835
Movements cash and cash equivalents
Balance as at beginning of year		222.948		-194.706	-221.835
Movements during year		-783.519	727.100	417.654

Balance as at year end		-560.571	166.529	222.948

Explanation of Notes:

(c)	Under US GAAP changes in bank overdrafts are recognized as a cash flow from financing activities while under Dutch GAAP the bank overdrafts are included in the cash and cash equivalents. The cash flow from financing activities under US GAAP is therefore € -221,835 lower and € 727,100 higher for the year ended December 31, 2011 and the year ended December 31, 2012 respectively. The cash and cash equivalents are € 727,100 lower per December 31, 2012 under US GAAP.

There are no reconciling items for cash flow from investing activities.

CLASSIFICATION DIFFERENCES BETWEEN DUTCH GAAP AND US GAAP

In addition to the differences between Dutch GAAP and US GAAP related to the recognition and measurement of transactions and balance sheet items by the Group, there are also a number of differences in the manner in which items are classified in the consolidated profit and loss account and consolidated balance sheet. These classification differences have no impact on the net Consolidated Result after taxation or group equity.

ATA Beheer B.V. at Nunspeet	22

Company balance sheet as at 31 December 2012

(after proposal result )

			31-12-2012		31-12-2011
		€	€	€	€
ASSETS

Fixed assets
Intangible fixed assets	9
Goodwill			—		9.262

Financial fixed assets Participations in group companies	10		6.756.175		4.917.992

Current assets
Receivables
Other receivables			223		80
Cash and banks			7.499		8.598

Total assets			6.763.897		4.935.932

ATA Beheer B.V. at Nunspeet	23

		31-12-2012		31-12-2011
		€	€	€	€
LIABILITIES

Shareholders’ equity	11
Share capital	12	553.623		553.623
Legal and statutory reserves	13	-5.780		-4.416
Retained earnings	14	5.164.920		3.663.730

			5.712.763		4.212.937

Provisions
Other provisions			344.174		105.514

Short-term liabilities
Liabilities to group companies	15	49.682		351.468
Taxes and social security premiums		657.278		265.566
Other payables		—		447

			706.960		617.481

Total liabilities			6.763.897		4.935.932

ATA Beheer B.V. at Nunspeet	24

Company profit and loss account for the year 2012

			2012		2011
		€	€	€	€
Gross margin			400.000		424.626
Wages and salaries	16	400.000		424.626
Depreciation of intangible fixed assets		9.262		211.382
Other operating expenses		15.398		-2.185

Total operating expenses			424.660		633.823

Operating result			-24.660		-209.197

Other interest and similar income		—		80
Interest and similar expenses	17	-44.529		-34.354

Financial income and expense			-44.529		-34.274

Result from operational activities before taxation			-69.189		-243.471

Taxes on income			14.981		7.549

			-54.208		-235.922
Share in result from participations			2.055.398		1.700.358

Net result after taxation			2.001.190		1.464.436

ATA Beheer B.V. at Nunspeet	25

Notes to the financial statements of the non-consolidated annual report

Accounting policies in respect of the valuation of assets and liabilities

General

The company’s financial statements are prepared in accordance with Title 9 Book 2 of the Dutch Civil Code. The general principles of the financial statements, the principles for valuation of assets and liabilities and the determination of the result for the year, as well as the notes relating to the assets and liabilities and the result for the year can be found in the notes to the consolidated financial statement, if not mentioned otherwise.

ATA Beheer B.V. at Nunspeet	26

Notes to the company balance sheet as at 31 December 2012

Assets

Fixed assets

9 Intangible fixed assets

Goodwill
€
Balance as at 1 January 2012
Cost	1.056.911
Accumulated deprecation	-1.047.649

Book value as at 1 January 2012	9.262

Movements
Depreciation	-9.262

Balance movements	-9.262

Balance as at 31 December 2012
Book value as at 31 December 2012	—

The goodwill arose on acquisition of Aarding Thermal Acoustics B.V. in 2007.

10 Register of participations

Share in issued capital in %
Aarding Thermal Acoustics B.V., Nunspeet	100,00
Aarding Do Brasil Fornecimento de Productos Termo Acústicos LTDA, Sao Paulo	100,00
Aarding Thermal Acoustics USA Inc., Delaware	100,00

	31-12-2012	31-12-2011
	€	€
10 Participations in group companies
Aarding Thermal Acoustics B.V.	6.756.173	4.917.991
Aarding Do Brasil Fornecimento de Productos Termo Acústicos LTDA	1	—
Aarding Thermal Acoustics USA Inc.	1	1

	6.756.175	4.917.992

ATA Beheer B.V. at Nunspeet	27

	2012	2011
	€	€
Aarding Thermal Acoustics B.V.

Book value as at 1 January	4.917.991	3.111.561

Share in result for the year	2.338.182	1.806.430
Dividend received from participation	-500.000	—

Book value as at 31 December	6.756.173	4.917.991

Aarding Do Brasil Fornecimento de Productos Termo Acústicos LTDA

Book value as at 1 January	—	—

Investments	45.500	—
Share in result for the year	-219.401	—
Changes in currency exchange rate translation	-4.999	—
Change in provision for negative equity participation	178.901	—

Book value as at 31 December	1	—

Aarding Thermal Acoustics USA Inc.

Book value as at 1 January	1	1

Share in result for the year	-63.383	-105.415
Change in provision for negative equity participation	63.383	105.415

Book value as at 31 December	1	1

ATA Beheer B.V. at Nunspeet	28

Liabilities

11 Shareholders’ equity

Movements in equity were as follows:

	Share capital	Legal and statutory reserves	Retained earnings	Total
	€	€	€	€
Balance as at 1 January 2012	553.623	-4.416	3.663.730	4.212.937
Appropriated result	—	—	2.001.190	2.001.190
Addition in financial year	—	-1.364	—	-1.364
Dividend payment	—	—	-500.000	-500.000

Balance as at 31 December 2012	553.623	-5.780	5.164.920	5.712.763

12 Share capital

The authorized capital of ATA Beheer B.V. amounts to € 2.000.000, divided into 2 million ordinary shares. The issued capital amounts to € 553.623. This includes 553.623 ordinary shares with a nominal value of € 1.

	2012	2011
	€	€
13 Other legal reserves

Balance as at 1 January	-4.416	456
Change during financial year	-1.364	-4.872

Balance as at 31 December	-5.780	-4.416

Legal and statutory reserves

The Legal and statutory reserves are set up for currency translation differences relating to the translation of the subsidiaries Aarding Thermal Acoustics USA Inc. and Aarding Do Brasil Fornecimento de Productos Termo Acústicos LTDA.

14 Retained earnings

Balance as at 1 January	3.663.730	2.687.442
Appropriated result	2.001.190	1.464.436
Dividend	-500.000	-500.000
Corrections	—	11.852

Balance as at 31 December	5.164.920	3.663.730

ATA Beheer B.V. at Nunspeet	29

Provisions

	31-12-2012	31-12-2011
	€	€
Provision participations
Negative value participations	344.174	105.514

This provision is set up for the Company exposure for the liabilities of its subsidiaries. This exposure is estimated to be equal to the negative shareholders’ equity of the subsidiaries.

Negative value participations
Aarding do Brasil Fornecimento de Productos Termo Acústicos LTDA	178.901	—
Aarding Thermal Acoustics USA Inc.	165.273	105.514

	344.174	105.514

	2012	2011
	€	€
Aarding do Brasil Fornecimento de Productos Termo Acústicos LTDA

Balance as at 1 January	—	—
Change in provision	178.901	—

Balance as at 31 December	178.901	—

Aarding Thermal Acoustics USA Inc.

Balance as at 1 January	105.514	—
Change in provision	59.759	105.514

Balance as at 31 December	165.273	105.514

ATA Beheer B.V. at Nunspeet	30

Short-term liabilities

	31-12-2012	31-12-2011
	€	€
15 Liabilities to group companies

Aarding Thermal Acoustics B.V.	45.891	347.592
Aarding Thermal Acoustics USA Inc.	3.791	3.876

	49.682	351.468

On the current account balance with Aarding Thermal Acoustics B.V. during 2012, interest of 8% (2011: 8%) has been charged.

There are no fixed repayment obligations and no securities has been given.

On the current account balance with Aarding Thermal Acoustics USA Inc. during 2012, interest of 8% (2011: 8%) has been charged.

There are no fixed repayment obligations and no securities has been given.

Off-balance-sheet rights, obligations and arrangements

Fiscal unity

The company forms a fiscal unity and for that reason has joint and several liability for the liabilities of the fiscal unity as a whole.

Credit institutions

The group has access to a current account overdraft facility to a maximum of € 3.500.000 and a bank guarantee facility of € 3.500.000. The following securities has been given on these facilities.

•	Pledges on equipment, inventory and receivables.

•	Cross guarantee agreements within ATA Beheer B.V. en Aarding Thermal Acoustics B.V.

•	A non-withdrawal statement incorporating a consolidated solvency margin of 30% at levels of the ATA Beheer B.V.

•	Pledge of the shares of Aarding Thermal Acoustics B.V. by notarial deed.

ATA Beheer B.V. at Nunspeet	31

Notes to the company profit and loss account for the year 2012

Other operating income

The net turnover of ATA Beheer B.V. over 2012 compared to the previous year decreased with 5,8%.

	2012	2011
	€	€
16 Wages and salaries

Managementfee W.M. Pranger Beheer B.V.	200.000	200.000
Managementfee N.F.J.A. Pieterse B.V.	200.000	224.626

	400.000	424.626

Average number of employees

During the year, the average number of employees was 0 people (2011: 0).

Financial income and expense

17 Interest and similar expenses

Interest liabilities to group companies	44.400	32.326
Paid bank interest	38	—
Other interest expenses	91	2.028

	44.529	34.354

Interest liabilities to group companies
Current account Aarding Thermal Acoustics B.V.	44.400	32.326

Nunspeet, 26 April 2013

ATA Beheer B.V.

W.M. Pranger Beheer B.V.	N.F.J.A. Pieterse B.V.
on its behalf,	on its behalf,

W.M. Pranger	N.F.J.A. Pieterse
Director	Director

ATA Beheer B.V. at Nunspeet	32

Other information

Statutory rules concerning appropriation of result

Article 20 of the company statutory

1.	The net result after tax is at the free disposal of the general shareholders meeting.

2.	The company can only pay out the amount of profit, which is approved for distribution, to the shareholders and other recipients. The distributions are only allowed by law when the shareholders equity is greater than the paid up and requested amount of the accumulated retained capital including retained earnings.

3.	Profit distributions occurs after the approval of the financial statement at which can be distributed if permitted, by law and the shareholders.

4.	When calculating the amount available for profit distribution the share capital which the company maintains is not taken into account, unless the shares are charged for beneficial interest or in cooperation with the entity certificates are issued.

5.	Certificates held by the company or which the company has a limited right to which is entitled to the dividend payment, does not count in the calculation of the share capital.

6.	The entity may only pay out interim bonuses when article 21.2 is fulfilled.

Proposed appropriation of result

The financial statements will be determined at the general shareholders meeting. There will be proposed to add the profit after tax 2012 to the retained earnings.

The above is already included in the annual accounts 2012 of the company.

Events after balance sheet date

The shares in the company have been acquired by CECO Environmental Corp.

ATA Beheer B.V. at Nunspeet	33

Independent auditor’s report

To: The Shareholders and Board of Directors of ATA Beheer B.V.

Report on the financial statements

We have audited the accompanying financial statements 2012 of ATA Beheer B.V., Nunspeet, which comprise the consolidated and company balance sheet as at 31 December 2012, the consolidated and company profit and loss account for the year then ended and the notes, comprising a summary of the accounting policies and other explanatory information.

Management’s responsibility

Management is responsible for the preparation and fair presentation of these financial statements and for the preparation of the management board report, both in accordance with Part 9 of Book 2 of the Dutch Civil Code. Furthermore management is responsible for such internal control as it determines is necessary to enable the preparation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with Dutch law, including the Dutch Standards on Auditing, and in accordance with auditing standards generally accepted in the United States of America. These standards requires that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.

In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion with respect to the financial statements

In our opinion, the financial statements give a true and fair view of the financial position of ATA Beheer B.V. as at 31 December 2012 and of its result for the year then ended in accordance with Part 9 of Book 2 of the Dutch Civil Code.

ATA Beheer B.V. at Nunspeet	34

Report on other legal and regulatory requirements

Pursuant to the legal requirement under Section 2:393 sub 5 at e and f of the Dutch Civil Code, we have no deficiencies to report as a result of our examination whether the management board report, to the extent we can assess, has been prepared in accordance with Part 9 of Book 2 of this Code, and whether the information as required under Section 2:392 sub 1 at b-h has been annexed. Further we report that the management board report, to the extent we can assess, is consistent with the financial statements as required by Section 2:391 sub 4 of the Dutch Civil Code.

Dutch generally accepted accounting principles vary in certain significant respects from generally accepted accounting principles in the United States of America. Information relating to the nature and effect of such differences is presented in Note 9 to the consolidated financial statements.

Utrecht, 26 April 2013

BDO Audit & Assurance B.V.
On its behalf,

E.H.B. Schrijver RA